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CUSIP No. 560875 10 6

                                                                       Exhibit I

                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Maker
Communications, Inc.

         EXECUTED as a sealed instrument this 11th day of February, 2000.

                                    GREYLOCK EQUITY LIMITED PARTNERSHIP

                                    By:  Greylock Equity GP Limited Partnership
                                         General Partner



                                         By: /s/ Henry F. McCance
                                             ----------------------------------
                                             Henry F. McCance
                                             Managing General Partner


                                    GREYLOCK EQUITY GP LIMITED PARTNERSHIP


                                    By:      /s/ Henry F. McCance
                                         --------------------------------------
                                         Henry F. McCance
                                         Managing General Partner


                                             /s/ Henry F. McCance
                                    --------------------------------------------
                                    Henry F. McCance